Exhibit 21.1

                                           SUBSIDIARIES OF THE COMPANY


                  Name                                               State or jurisdiction of incorporation
                  ----                                               --------------------------------------

         VLT Corporation                                                        Texas, USA
         Vicor GmbH                                                             Germany
         Vicor International Inc.                                               U.S. Virgin Islands
         VICR Securities Corporation                                            Massachusetts, USA
         Vicor Asia Pacific Co., Ltd.                                           Taiwan
         Vicor France SARL                                                      France
         Vicor Italy SRL                                                        Italy
         Vicor Hong Kong Ltd.                                                   Hong Kong
         Vicor U.K. Ltd.                                                        United Kingdom
         Vicor B.V.                                                             Netherlands
         Vicor Development Corporation                                          Delaware, USA
                  Aegis Power Systems, Inc.                                     Delaware, USA
                  Mission Power Solutions, Inc.                                 Delaware, USA
                  Northwest Power Integrations, Inc.                            Delaware, USA
                  Converpower Corporation                                       Delaware, USA
                  Freedom Power Systems, Inc.                                   Delaware, USA




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